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Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Jeff Randall, Chief Financial Officer
(609) 469-0205, http://www.i-stat.com

i-STAT Prevails in Arbitration with NOVA Biomedical

        EAST WINDSOR, NJ, December 12, 2002—i-STAT Corporation (Nasdaq: STAT), a leading manufacturer of point-of-care diagnostic systems for blood analysis, announced today that arbitration of a claim by Nova Biomedical Corporation seeking royalties under a license to Nova's U.S. Patent No. 4,686,479 resulted in a finding of no liability to i-STAT. i-STAT's current method of determining hematocrit, which was the subject of the claim, has been found not to be covered under the license to Nova's Patent, and therefore i-STAT is not required to pay any royalties under the license (including the $1.4 million claimed by Nova in respect of products sold from July 1, 2001 through September 30, 2002). The arbitration finding is final and non-appealable.

        "Our method for determining hematocrit is enabled by our state of the art biosensor and fluidic technology," said Michael Zelin, executive vice president and chief technical officer. "We have always been confident that a professional arbiter could clearly see how our methods differ from those described by Nova 17 years ago."

        i-STAT Corporation develops, manufactures and markets diagnostic products for blood analysis that provide health care professionals critical diagnostic information accurately and immediately at the point of patient care. Through the use of advanced semiconductor manufacturing technology, established principles of electrochemistry and state-of-the-art computer electronics, i-STAT developed the world's first hand-held automated blood analyzer capable of performing a panel of commonly ordered blood tests on two or three drops of blood in just two minutes at the patient's side.

        Certain statements in this press release may relate to future events and expectations and as such constitute "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Such factors include, among others, competition from existing manufacturers and marketers of blood analysis products who have greater resources than the Company, economic and geopolitical conditions affecting the Company's target markets, acts of terrorism, the uncertainty of new product development initiatives, the ability to attract and retain key scientific, technological and management personnel, dependence upon limited sources for product manufacturing components, upon a single manufacturing facility and upon innovative and highly technical manufacturing techniques, market resistance to new products and point-of-care blood diagnosis, inconsistency in customer order patterns, domestic and international regulatory constraints, uncertainties of international trade, pending and potential disputes concerning ownership of intellectual property, availability of capital upon favorable terms and dependence upon and contractual relationships with strategic partners, particularly Abbott Laboratories. In addition, the Company's decision to end its alliance with Abbott Laboratories and resume direct distribution of its products involves additional risks and uncertainties that are difficult to quantify at this time. For example the Company may incur costs or recognize revenues in connection with resuming direct distribution that are greater or lesser, respectively, than anticipated. See additional discussion under "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.

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i-STAT Prevails in Arbitration with NOVA Biomedical